                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        Federal Realty Investment Trust
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                        Federal Realty Investment Trust
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                     [LOGO OF FEDERAL REALTY APPEARS HERE]


                                                                 March 30, 2000

Dear Shareholder:

  Please accept my personal invitation to attend our Annual Meeting of Shareholders on Wednesday, May 3, 2000 at 10:00 a.m. This year's meeting will be held at Woodmont Country Club, 1201 Rockville Pike, Rockville, Maryland.

  The business to be conducted at the meeting is set forth in the formal notice that follows. In addition, Management will provide a review of 1999 operating results and discuss the outlook for the future. After the formal presentation, the Trustees and Management will be available to answer any questions that you may have.

  In addition to voting by mail by completing, signing and returning the enclosed proxy card, you may also vote either by telephone (1-800-PROXIES) or on the Internet (www.voteproxy.com) by following the instructions on your proxy card.

  Your vote is important. I urge you to vote by one of the three methods mentioned above.

  I look forward to seeing you on May 3.

                                          Sincerely,

                                          /s/ STEVEN J. GUTTMAN
                                          Steven J. Guttman
                                          President and Chief Executive
                                          Officer

                        FEDERAL REALTY INVESTMENT TRUST

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 3, 2000

To Our Shareholders:

  The 2000 Annual Meeting of Shareholders of Federal Realty Investment Trust ("Federal Realty" or the "Trust") will be held at Woodmont Country Club, 1201 Rockville Pike, Rockville, Maryland, on Wednesday, May 3, 2000, at 10:00 a.m. for the purpose of considering and acting upon the following:

  1. The election of two Trustees to serve for the ensuing three years.

  2. The transaction of such other business as may properly come before the meeting or any adjournment.

  Shareholders of record at the close of business on March 24, 2000 are entitled to notice of and to vote at the Annual Meeting.

                                          For the Trustees:

                                          /s/ NANCY J. HERMAN
                                          Nancy J. Herman
                                          Vice President--General
                                          Counsel and Secretary

Your vote is important. Please vote, even if you plan to attend the meeting, by completing, signing and returning the enclosed proxy card, or by telephone (1-800-PROXIES) or on the Internet (www.voteproxy.com) by following the instructions on your proxy card. You may revoke your proxy by submitting a later-dated proxy, or at the Annual Meeting if you wish to vote in person.

                        FEDERAL REALTY INVESTMENT TRUST
             1626 East Jefferson Street, Rockville, Maryland 20852

                                PROXY STATEMENT
                                March 25, 2000


  Proxies in the form enclosed are solicited by the Board of Trustees of Federal Realty Investment Trust for use at the 2000 Annual Meeting of Shareholders ("Annual Meeting") to be held at 10:00 a.m., Wednesday, May 3, 2000, at Woodmont Country Club, 1201 Rockville Pike, Rockville, Maryland. The close of business on March 24, 2000 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the meeting. On that date, the Trust had 39,324,827 common shares of beneficial interest ("Shares") outstanding. If the proxy in the enclosed form is submitted, it will be voted as specified in the proxy; if no specific voting instructions are indicated, the proxy will be voted in favor of the two Trustees nominated and in the named proxies' discretion as to other matters at the Annual Meeting. Any proxy may be revoked by a shareholder at any time before it is voted by submitting a later-dated proxy or by attending the Annual Meeting and voting in person.

  This proxy statement contains one proposal for shareholder consideration. At the Annual Meeting, the presence of a majority of the outstanding Shares entitled to vote, in person or by proxy, constitutes a quorum. Shareholders are entitled to cast one vote per Share. The affirmative vote of a plurality of the Shares entitled to vote and present, in person or by proxy, is required for the election of Trustees.

  This Proxy Statement and an accompanying proxy are being mailed to shareholders on or about March 30, 2000, together with the Trust's 1999 Annual Report, which includes audited financial statements for the year ended December 31, 1999.

               OWNERSHIP OF SHARES BY CERTAIN BENEFICIAL OWNERS

  To the Trust's knowledge, based upon information available to the Trust, beneficial owners of more than 5% of the Trust's Shares are as follows:

            Name and address                 Amount and nature            Percent
          of Beneficial Owner             of Beneficial Ownership         of Class
          -------------------             -----------------------         --------
   Loomis, Sayles & Company,                     3,555,238                  8.3%
   L.P.(1)
   One Financial Center
   Boston, Massachusetts 02111
   Morgan Stanley Dean Witter &                  2,994,810                  7.6%
   Co.(2)
   1585 Broadway
   New York, New York 10036
   Morgan Stanley Dean Witter In-                2,710,900                  6.9%
   vestment Management, Inc.(3)
   1221 Avenue of the Americas
   New York, New York 10020

--------
(1) Information based on a Schedule 13G/A filed with the Securities and Exchange Commission ("SEC") on February 3, 2000. The Schedule 13G/A indicates that the reporting entity is an investment adviser with sole voting power over 3,426,750 Shares and shared dispositive power over 3,555,238 Shares, and that the Schedule 13G/A is being filed with respect to Shares that the reporting entity has a right to acquire as a result of its benefical ownership of convertible securities.
(2) Information based on a Schedule 13G/A filed with the SEC on February 7, 2000. The Schedule 13G/A indicates that the reporting entity is an investment adviser with shared voting power over 1,221,110 Shares and shared dispositive power over 2,994,810 Shares.
(3) Information based on a Schedule 13G/A filed with the SEC on February 7, 2000. The Schedule 13G/A indicates that the reporting entity is an investment adviser with shared voting power over 937,200 Shares and shared dispositive power over 2,710,900 Shares.

                                  PROPOSAL 1
                             Election of Trustees

  Pursuant to Section 5.2 of the Trust's Declaration of Trust, the Trustees are divided into three classes serving three-year terms. Two Trustees, comprising one class of Trustees, are to be elected at the Annual Meeting. Mr. Kenneth D. Brody and Mr. Walter F. Loeb have been nominated for election as Trustees to hold office until the 2003 Annual Meeting and until their successors have been elected and shall qualify. Mr. A. Cornet de Ways Ruart is not seeking reelection to the Board of Trustees when his term expires as of the Annual Meeting. Proxies may not be voted for more than two Trustees.

                                        Principal Occupations            Trustee Term to
          Name           Age          and Other Directorships*            Since  Expire
----------------------------------------------------------------------------------------
Kenneth D. Brody........  56 Founding Partner, Winslow Partners LLC, a    1997    2003
                             private equity investment firm; Co-founder
                             and Principal, Taconic Capital Advisors
                             LLC, an investment advisory firm; Former
                             President and Chairman, Export-Import Bank
                             of the United States; Director, Quest Diag-
                             nostics, Inc.; Director, American Red
                             Cross.
Walter F. Loeb..........  75 President, Loeb Associates Inc., a manage-   1991    2003
                             ment consulting firm. Publisher, Loeb Re-
                             tail Letter; Director, The Gymboree Corp.;
                             Director, Wet Seal, Inc., a women's apparel
                             retailer; Director, Hudson's Bay Company, a
                             Canadian chain of retail department stores
                             and discount stores; Director, The Warnaco
                             Group, Inc.; Retired Principal and Senior
                             Retail Analyst, Morgan Stanley & Co., Inc.

  Terms of office of the four Trustees named below will continue until the Annual Meeting in the years indicated.

                                        Principal Occupations            Trustee Term to
          Name           Age          and Other Directorships*            Since  Expire
----------------------------------------------------------------------------------------
Dennis L. Berman........  49 General Partner, Berman Enterprises,         1989    2001
                             Vingarden Associates, GDR Partnerships,
                             builders/developers; Director, Beco Manage-
                             ment, office building owners/managers.
Kristin Gamble..........  54 President, Flood, Gamble Associates, Inc.,   1995    2001
                             an investment counseling firm; Director,
                             Ethan Allen Interiors, Inc., a furniture
                             manufacturer and retailer.
Steven J. Guttman.......  53 President and Chief Executive Officer of     1979    2002
                             the Trust; Former Trustee, International
                             Council of Shopping Centers; Member and
                             Former Chairman, National Association of
                             Real Estate Investment Trusts Board of
                             Governors and Executive Committee; Member,
                             Real Estate Advisory Board and Executive
                             Committee, Wharton School of the University
                             of Pennsylvania; Member, Board of Advisors,
                             George Washington University Law School.
Mark S. Ordan...........  40 Chief Executive Officer, Bethesda Retail     1996    2002
                             Partners, a retail venture capital and
                             operating firm; Former Chief Executive
                             Officer, Chartwell Health Management Inc.;
                             Former Chairman, President and Chief
                             Executive Officer, Fresh Fields Markets,
                             Inc.: Trustee, Vassar College; Trustee,
                             National Symphony Orchestra.

--------
* The business histories set forth in these tables cover a five-year period.

  The Board of Trustees has an Audit Committee, comprised of Mr. Ordan (Chairman), Mr. Berman and Mr. Cornet, which independently reviews the Trust's financial statements and coordinates its review with the Trust's independent public accountants. The Audit Committee held four meetings in 1999. The Compensation Committee of the Board of Trustees, comprised of Mr. Loeb (Chairman), Mr. Brody and Mr. Ordan, reviews and reports to the Board on incentive plans and remuneration of officers. That committee held five meetings in 1999. The Compensation Committee also administers the Trust's Amended and Restated 1993 Long-Term Incentive Plan (the "Amended Plan"). During 1999 the Board of Trustees held twelve meetings. The Board of Trustees has no standing nominating committee. All Trustees attended at least 75% of all meetings of the Board and Board committees on which they served during 1999.

  THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE TWO NOMINEES.

                 OWNERSHIP OF SHARES BY TRUSTEES AND OFFICERS

  As of March 24, 2000, Trustees and executive officers as a group, and the Trustees and named executive officers, individually, beneficially owned the following Shares:

                                                          Percentage of
                                    Number of Shares    Outstanding Shares
Name of Beneficial Owner         Beneficially Owned (1)    of the Trust
--------------------------------------------------------------------------
Trustees and executive officers
as a group (12 individuals)(2)         3,149,018                7.74%
Dennis L. Berman(3)                      474,940                1.21%
Howard S. Biel(4)                         87,558             under 1%
Kenneth D. Brody(5)                       11,500             under 1%
A. Cornet de Ways Ruart(6)                38,891             under 1%
Kristin Gamble(7)                         97,367             under 1%
Steven J. Guttman(8)                   1,681,192                4.19%
Ron D. Kaplan(9)                         395,634                1.00%
Walter F. Loeb(10)                        33,430             under 1%
Mark S. Ordan(11)                         12,807             under 1%
Cecily A. Ward(12)                       103,007             under 1%
Donald C. Wood(13)                       189,621             under 1%

-------
  (1) The number and percentage of Shares shown in this table reflect beneficial ownership, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") including Shares which are not owned but as to which options are outstanding and may be exercised within 60 days. Except as noted in the following footnotes, each Trustee and named executive officer has sole voting and investment power as to all Shares listed. Fractions are rounded to the nearest full Share.
  (2) Includes 1,366,862 options.
  (3) Includes 25,000 options. Includes 434,875 Shares as to which Mr. Berman is Trustee under Voting Trust Agreements for certain family members. Mr. Berman does not have disposition rights with respect to these Shares. This number also includes 1,000 Shares owned by a partnership in which Mr. Berman is a general partner.
  (4) Includes 83,333 options. Includes a Restricted Share Award of 1,725
Shares.
  (5) Includes 7,500 options.
  (6) Includes 17,500 options. Does not include 700 Shares owned by a corporation of which Mr. Cornet's children are the controlling shareholders.
  (7) Includes 12,500 options. Includes 80,967 Shares as to which Ms. Gamble shares investment power for clients. Includes 1,400 Shares as to which Ms. Gamble is a Trustee of a profit sharing plan, of which Ms. Gamble has a direct interest in 571 Shares.
  (8) Includes 820,000 options. Includes 12,000 Shares in trust as to which Mr. Guttman shares voting and investment power with one other trustee, 29,822 Shares held in trust for his children, a Performance Share Award of 240,000 Shares and Restricted Share Awards of 138,286 Shares.
  (9) Includes 168,695 options. Includes a Performance Share Award of 50,000 Shares and Restricted Share Awards of 47,874 Shares. Does not include 1,799 Shares as to which Mr. Kaplan's wife has sole voting and investment power.
  (10) Includes 20,000 options.
  (11) Includes 10,000 options. Includes 3,000 Shares as to which voting and investment power is shared with Mr. Ordan's wife.
  (12) Includes 88,334 options. Includes Restricted Share Awards of 4,632
Shares.
  (13) Includes 95,833 options. Includes a Performance Share Award of 37,500 Shares and Restricted Share Awards of 47,697 Shares.

                REMUNERATION OF EXECUTIVE OFFICERS AND TRUSTEES

  The following table sets forth the summary compensation of the Chief Executive Officer and the four other most highly paid executive officers ("executive officers" or "named officers").

                          Summary Compensation Table

                                                                 Long-Term Compensation
                                                              -----------------------------
                                    Annual Compensation             Awards        Payouts
                               ------------------------------ ------------------ ----------
          (a)             (b)    (c)      (d)        (e)         (f)       (g)      (h)         (i)
                                                    Other     Restricted
                                                    Annual      Stock               LTIP     All Other
                                Salary   Bonus   Compensation Awards(s)  Options  Payouts   Compensation
        Name and                 (A)      (B)                    (C)       (D)                  (E)
   Principal Position     Year   ($)      ($)        ($)         ($)      (#)       ($)         ($)
---------------------------------------------------------------------------------------------------------
Steven J. Guttman(1)      1999 $    --  $    --     $  --     $1,032,000 150,000 $1,148,000   $237,000(F)
President & Chief         1998      --       --        --        984,000     --         --     226,000(F)
 Executive Officer        1997  529,000      --        --        366,000 800,000        --     217,000(F)
Howard S. Biel(2)         1999  300,000  120,000       --         33,000 100,000        --      22,000
Senior Vice President--   1998  300,000  225,000       --            --  200,000        --      12,000
 Chief Development
 Officer
Ron D. Kaplan(3)          1999  300,000  160,000       --         44,000 100,000    239,000     77,000(G)
Senior Vice President--   1998  285,000  135,000       --      1,609,000     --         --      75,000(G)
Capital Markets, Chief    1997  285,000  629,000       --            --  100,000        --      72,000(G)
 Investment Officer
Cecily A. Ward(4)         1999  160,000   58,000       --         88,585  15,000        --      16,000(F)
Vice President--          1998  155,000   55,000       --            --   50,000        --      16,000(F)
 Chief Financial Officer  1997  140,000  100,000       --            --      --         --      14,000(F)
 and Treasurer
Donald C. Wood(5)         1999  300,000  180,000       --        767,000 100,000        --      15,000
Senior Vice President--   1998  200,000  230,000    92,000       253,000 250,000        --       5,000
 Chief Operating Officer

--------
(1) In January 1999, Mr. Guttman received 26,741 Shares valued at $632,000 and vesting at the end of five years in lieu of his 1999 cash salary of $475,000. In February 2000, Mr. Guttman received 22,222 Shares valued at $400,000 and vesting at the end of five years in lieu of a cash bonus of $300,000 for 1999. The terms of these arrangements are described below in "Employment Agreements; Termination of Employment and Change in Control Arrangements." As of December 31, 1999, Mr. Guttman held a total of 80,715 Restricted Shares valued at $1,518,000.
(2) Mr. Biel commenced employment with the Trust in January 1998. In February 2000, Mr. Biel received a Restricted Share Award of 1,725 Shares, valued at grant at $33,000, in lieu of 20% of his cash bonus for 1999, as described below in (B). As of December 31, 1999, Mr. Biel held no Restricted Shares.
(3) In February 2000, Mr. Kaplan received a Restricted Share Award of 2,301 Shares, valued at grant at $44,000, in lieu of 20% of his cash bonus for 1999, as described below in (B). As of December 31, 1999, Mr. Kaplan held a total of 46,875 Restricted Shares valued at $882,000.
(4) Ms. Ward, who formerly served as the Trust's Vice President -- Controller, became the Trust's Treasurer in November 1999 and was promoted in February 2000 to Vice President -- Chief Financial Officer. In February 2000, Ms. Ward received a Restricted Share Award of 832 Shares, valued at grant at $16,000, in lieu of 20% of her cash bonus for 1999, as described below in
    (B). Also in February 2000, the Trust granted Ms. Ward a Restricted Share Award of 3,800 Shares, valued at grant at $73,000 and vesting over a five-year period. As of December 31, 1999, Ms. Ward held no Restricted Shares.
(5) Mr. Wood commenced employment with the Trust in May 1998 as its Senior Vice President -- Chief Financial Officer and was promoted to Chief Operating Officer in November 1999. In February 2000, Mr. Wood received a Restricted Share Award of 2,588 Shares, valued at grant at $49,500, in lieu of 20% of his cash bonus for 1999, as described below in (B). Also in February 2000, the Trust granted Mr. Wood (i) a Restricted Share Award of 37,500 Shares, valued at grant at $717,000 and vesting over an eight-year period, and (ii) a Performance Share Award of 37,500 Shares which will vest over an eight-year period if the Trust meets the threshold-level "Performance Target" established each year by the Compensation Committee, and over a shorter period if the Trust meets a higher level. The terms of these arrangements are described below in "Employment Agreements; Termination of Employment and Change in Control Arrangements." As of December 31, 1999, Mr. Wood held a total of 8,000 Restricted Shares valued at $151,000.
(A) Amounts shown include amounts deferred at the election of the named officer pursuant to plans available to substantially all employees and pursuant to a non-qualified deferred compensation plan available to all officers.
(B) In accordance with the Trust's Incentive Compensation Plan, all Vice Presidents received 20% of their bonuses for 1999 in Shares vesting over a three-year period. In consideration for the vesting provision, they received Shares valued at 110% of the cash amount at date of grant. Senior Vice Presidents, while not covered by the Incentive Compensation Plan, received 20% of their 1999 bonuses in Shares as well, on the same terms as those outlined in the Incentive Compensation Plan.
(C) Dividends are paid on Restricted Stock.
(D) Option exercise price is equal to the fair market value of the Shares on the date of grant.
(E) The amounts shown in this column for the last fiscal year include the following: (i) Mr. Guttman: $6,000--Trust paid group term life insurance; $4,000--Trust paid annuity contract premium; $28,000-- interest that would have been payable on interest-free loan made in connection with split-dollar life insurance agreement; $10,000--Trust paid long-term disability insurance premium; and $189,000--deferred compensation from forgiveness of loans as described below in (F); (ii) Mr. Biel: $4,000--Trust paid group term life insurance; $11,000--interest that would have been payable on interest-free loan made in connection with split-dollar life insurance agreement; $3,000--Trust paid long-term disability insurance premium; $4,000--Trust contribution to Section 401(k) Plan; (iii) Mr. Kaplan:
    $1,000--Trust paid group term life insurance; $6,000--interest that would have been payable on interest-free loan made in connection with split-dollar life insurance agreement; $4,000--Trust contribution to Section 401(k) Plan; $3,000--Trust paid long-term disability insurance premium; $63,000--deferred compensation from forgiveness of loans as described below in (G); (iv) Ms. Ward: $2,000--group term life insurance premium; $4,000--Trust contribution to Section 401(k) Plan; $2,000--Trust paid long-term disability insurance premium; and $8,000--deferred compensation from forgiveness of loans as described below in (F); and (v) Mr. Wood:
    $1,000--Trust paid group term life insurance; $7,000--interest that would have been payable on interest-free loan made in connection with split-dollar life insurance agreement; $3,000--Trust paid long-term disability insurance premium; $4,000--Trust contribution to Section 401(k) Plan.
(F) In 1991, Mr. Guttman and Ms. Ward were awarded the opportunity to purchase Shares of the Trust and the Trust made available loans for 100% of the purchase price. One-half of the loan was originally scheduled to be forgiven, by forgiving one-sixteenth each January 31, over an eight-year period so long as the officer was employed by the Trust. The Trust and the named officers agreed to modify the terms of the loan so that beginning in 1995 and each year thereafter, there will be no forgiveness as of January 31 of each year if Funds from Operations ("FFO") per Share increases by less than 5% during the preceding fiscal year. If FFO per Share increases by 5% or more, one-sixteenth of the loan will be forgiven. Beginning in 1996 and thereafter, if FFO per Share increases by 10% or more and total return to shareholders is 10% or greater during the fiscal year, one-eighth of the loan will be forgiven on the following January 31. However, 25% of the original principal amount of each loan is not subject to forgiveness by the Trust. The loans were also modified during 1994 so that they are due on January 31, 2004.
(G) On December 17, 1993, the Trust awarded Mr. Kaplan the opportunity to purchase 40,000 Shares as of January 1, 1994 at the closing price of $25 per share on December 31, 1993. The Trust loaned Mr. Kaplan 100% of the purchase price for a term of 12 years. Forgiveness of Mr. Kaplan's loan is subject to the same performance measures described above in (F).

Trustee Compensation

  Trustees' fees are paid to Trustees other than Mr. Guttman. In accordance with the provisions of the Amended Plan, Trustees' fees (other than per-meeting fees) are payable in cash or Shares or a combination of both, at the election of the Trustee; the Trust issued Shares for 60% of the Trustees' fees paid in 1999. The annual Trustee fee for 1999 was $25,000. Each Trustee was paid the fee based on the number of months during the year he/she served as a Trustee. The annual fee in 1999 for service on the Compensation Committee was $2,500 and $4,500 for service as its Chairman. The annual fee in 1999 for service on the Audit Committee was $2,000 and $4,000 for service as its Chairman. Committee fees were also prorated based on the number of months of service. In addition to annual fees for service on the Board of Trustees and Board committees, the Trustees received per-meeting fees of $1,000 per meeting attended in person and $500 per meeting attended by telephone. In accordance with the Amended Plan, as of the date of the 1999 Annual Meeting of Shareholders, each non-employee Trustee received an option to purchase 2,500 Shares at an exercise price of $23.75.

Employment Agreements; Termination of Employment and Change in Control Arrangements

  The Trust has an amended and restated employment agreement with Mr. Guttman which provides, among other things, that his salary may not be decreased below its then-current level and is increased on January 1 of each year by 50% of any increase in the Consumer Price Index ("CPI") for the prior year and that Mr. Guttman is eligible to receive an annual bonus, in the Board of Trustees' discretion, of up to 120% of his salary. Mr. Guttman agreed to forgo any base salary increase in 1999. The agreement provides for a three-year term of employment to be automatically renewed at the end of each month unless either party notifies the other that it has elected not to extend the term. The Trust may terminate Mr. Guttman's employment if he is totally disabled for at least six consecutive months, in which case Mr. Guttman is entitled to receive each month for a three-year period the difference, if any, between the monthly payments he receives under the disability insurance policies the Trust maintains on his behalf and his base monthly salary. The Trust may terminate Mr. Guttman's employment for cause (as defined in the agreement) without payment to Mr. Guttman. Mr. Guttman may terminate his employment under certain circumstances, including if his responsibilities are materially modified without his written consent, a change in control occurs (as defined in the agreement), the Trust relocates its principal office outside the Washington, D.C. area, he is not reappointed as a member of the Trust's Board of Trustees, a Chairman of the Trust's Board of Trustees is appointed other than Mr. Guttman, or his employment agreement is not assumed by a successor to the Trust. If Mr. Guttman so terminates his employment, he is entitled to receive the compensation he would have otherwise received (including bonuses) for the remaining term of the employment agreement. Mr. Guttman may also terminate his employment for any other reason upon at least six months notice, in which case the Trust's obligation to pay compensation to him ceases on the effective date of termination.

  Mr. Guttman and the Trust have entered into restricted share award agreements (the "Restricted Share Agreements") pursuant to which Mr. Guttman will receive (unless he elects otherwise six months in advance) Shares in lieu of his salary for the years 1998 through 2002 and Shares in lieu of his bonus for the years 1997 through 2001. The Shares granted pursuant to the Restricted Share Agreements (the "Restricted Shares"), which will be 133% of the salary and bonus levels determined by the Board of Trustees, will vest five years after the date of grant, subject to accelerated vesting in the event of a change in control (as defined in the Amended Plan) or the termination of Mr. Guttman's employment due to his death, disability (as defined in his employment agreement) or without cause (as defined in his employment agreement). Dividends are paid on the Shares if and when awarded. If Mr. Guttman voluntarily resigns from his employment with the Trust or his employment is terminated for cause prior to the end of the aforementioned five-year period, his rights to the Restricted Shares are forfeited.

  The Trust has severance agreements with Mr. Biel, Mr. Kaplan, Ms. Ward, and Mr. Wood which provide, among other things, that if the employee is terminated without cause (as defined in the agreements), the employee will be entitled to receive his or her salary for up to 18 months, depending upon length of service (Mr. Wood's agreement provides for 18 months regardless of length of service) and benefits for nine months. The employee also will receive the benefits payable upon termination without cause under certain additional circumstances, including, among other things, a demotion or a substantial reduction in the employee's responsibilities without his or her written consent, relocation of the Trust's principal office outside the Washington, D.C. area, or the decrease of the employee's base salary below a percentage specified in each employee's severance agreement.

The Trust may terminate the employee's employment with cause without payment to the employee. If Mr. Kaplan or Ms. Ward voluntarily resigns, they will receive their salary and benefits for up to six months, depending upon length of service, unless they become employed by a competing firm.

  The Trust has entered into agreements with Mr. Guttman, Mr. Kaplan, Ms. Ward and Mr. Wood providing that, if any of these officers leave the employment of the Trust within six months following a change in control (generally defined to include control of a specified percentage of the outstanding Shares), he or she will be entitled to receive a lump sum cash payment and benefits and executive perquisites for a period following such termination, to have the restrictions on the exercise or receipt of any stock options or stock grants lapse and, at the option of the officer, to have the Trust redeem all Shares owned at termination at a formula price. The cash payments the officers are entitled to receive are computed using a formula based upon the officer's salary at the date his or her employment terminates and bonuses that were paid over the previous three years. This amount is multiplied by a certain percentage: 299% for Mr. Guttman; 200% for Mr. Kaplan and Mr. Wood; and 100% for Ms. Ward. These agreements also provide that if benefits paid pursuant thereto are determined to be subject to an excise or similar tax, the Trust will provide the officer with such additional compensation as is necessary to place him or her in the same after-tax position as he or she would have been had such tax not been paid or incurred.

  In September 1997, the Trust granted performance share awards ("Performance Awards") to Mr. Guttman and Mr. Kaplan effective in January 1998 for 300,000 and 62,500 Shares ("Performance Shares"), respectively. Pursuant to the terms of these awards, a specified number of Performance Shares will vest each year from 1998 through 2005 if the Trust meets or exceeds the threshold-level "Performance Target," and over a shorter period of time if the Trust meets a higher level. For 1998 and 1999, the Performance Targets were fixed at 7% and 9% increases in FFO annual growth per Share; for subsequent years, the Performance Targets will be established annually by the Compensation Committee at the beginning of the year to which they will apply. Any Performance Shares which remain unvested after 2005 vest in five equal annual installments through 2010. All Performance Shares vest in the event of a change in control (as defined in the Performance Awards), or the termination of Mr. Guttman's or Mr. Kaplan's employment due to disability (as defined in the Performance Awards) or without cause (as defined in the Performance Awards). If Mr. Guttman's or Mr. Kaplan's employment is terminated for cause, his rights to any unvested Performance Shares are forfeited. If Mr. Guttman or Mr. Kaplan dies or voluntarily resigns from his employment with the Trust, a pro rata number of Performance Shares for that year will vest if the Performance Target is met, and his rights to any future unvested Shares are forfeited.

  In September 1997, the Trust granted restricted share awards ("Service Awards") to Mr. Kaplan effective in January 1998 for an aggregate of 62,500 Shares. Pursuant to the terms of the Service Awards, an aggregate of 651 Shares vest each month over an eight-year period, subject to accelerated vesting in the event of a change in control (as defined in the Service Awards) or the termination of Mr. Kaplan's employment due to disability (as defined in the Service Awards) or without cause (as defined in the Service Awards). If Mr. Kaplan voluntarily resigns from his employment with the Trust or his employment is terminated for cause prior to the end of the aforementioned eight-year period, his rights to any unvested Shares are forfeited. If Mr. Kaplan dies, the number of Shares which would have vested in the month of his death vest and his rights to any future unvested Shares are forfeited.

  The Trust granted a restricted share award of 10,000 Shares (the "Restricted Share Award") to Mr. Wood in May 1998 upon the commencement of his employment. Pursuant to the terms of the Restricted Share Award, the Shares will vest in five equal annual installments, subject to accelerated vesting if any of the following events occur after the first anniversary of the date of grant: a change in control or the termination of Mr. Wood's employment due to death, disability or without cause (as such terms are defined in the Restricted Share Award). If Mr. Wood voluntarily resigns from his employment with the Trust or his employment is terminated for cause prior to the end of the five-year vesting period, his rights to any unvested Shares are forfeited.

  In February 2000, the Trust granted a Performance Award to Mr. Wood for 37,500 Performance Shares. Pursuant to the terms of this award, a specified number of Performance Shares will vest each year from 2000 through 2007 if the Trust meets or exceeds the threshold-level "Performance Target," and over a shorter period of time if the Trust meets a higher level. Both levels are established annually by the Compensation Committee at the beginning of the year to which they will apply. Any Performance Shares which remain unvested after 2007 vest in five equal annual installments through 2012. In all other respects, the Performance Award is identical to the Performance Awards of Mr. Guttman and Mr. Kaplan described above in this section.

  In February 2000, the Trust granted a Service Award to Mr. Wood for an aggregate of 37,500 Shares. Pursuant to the terms of the Service Award, an aggregate of 391 Shares vest each month over an eight-year period. In all other respects, the Service Award is identical to the Service Award of Mr. Kaplan described above in this section.

  The Trust has entered into split-dollar life insurance agreements with Mr. Guttman, Mr. Kaplan, Mr. Biel and Mr. Wood pursuant to which the Trust makes certain premium payments on their behalf relating to certain insurance policies and is reimbursed for those premiums after fifteen years. The Trust's funding obligations end, and it is entitled to immediate reimbursement, in the event of termination of the employee's employment under certain circumstances. The Trust's funding obligations do not end, however, in the event of termination without cause or in connection with a change in control of the Trust, provided in either case that the employee has been employed by the Trust for at least five years at the time of termination.

  The Amended Plan provides that all stock options granted pursuant to it shall vest in the event of a change of control, as defined in the Amended Plan.

  The Share Purchase Plan permits the Trust to make non-recourse purchase loans to participants to facilitate the purchase of Shares pursuant to awards made thereunder. The Share Purchase Plan provides that a portion of the outstanding balance of any purchase loan will be forgiven as of the date of a change in control.

                             Option Awards in 1999

  The following table provides information on option awards in 1999 to the named officers.

                                                                                 Potential
                                                                            Realizable Value at
                                                                               Assumed Annual
                                                                            Rates of Stock Price
                                                                                Appreciation
                            Individual Awards                               for Option Term (1)
-------------------------------------------------------------------------- ----------------------
          (a)                 (b)          (c)         (d)         (e)         (f)          (g)
                                           % of
                                          Total
                                         Options
                                        Awarded to
                                        Employees
                            Options     in Fiscal    Exercise   Expiration
          Name           Awarded (#)(2)    Year    Price ($/Sh)    Date      5% ($)     10% ($)
-----------------------------------------------------------------------------------------------------
Steven J. Guttman.......    150,000        21%       $21.0625    2/22/09   $ 1,987,000 $5,035,000
Howard S. Biel..........    100,000        14%        21.0625    2/22/09     1,325,000  3,357,000
Ron D. Kaplan...........    100,000        14%        21.0625    2/22/09     1,325,000  3,357,000
Cecily A. Ward..........     15,000         2%        21.0625    2/22/09       199,000    504,000
Donald C. Wood..........    100,000        14%        21.0625    2/22/09     1,325,000  3,357,000

--------
(1) These assumed annual rates of stock price appreciation are specified by the SEC. No assurance can be given that such rates will be achieved.
(2) These options vest in three equal annual installments beginning on February 22, 2000.

    Aggregated Option Exercises in 1999 and December 31, 1999 Option Values

  The following table provides information on option exercises in 1999 by the named officers, and the value of each such officer's unexercised options at December 31, 1999.

          (a)                  (b)              (c)                    (d)                       (e)
                                                                    Number of
                                                                   Securities                 Value of
                                                                   Underlying                Unexercised
                                                                   Unexercised              In-the-Money
                                                                   Options at                Options at
                                                               Fiscal Year-End (#)     Fiscal Year-End ($)(1)
                         Shares Acquired                    ------------------------- -------------------------
          Name           on Exercise (#) Value Realized ($) Exercisable Unexercisable Exercisable Unexercisable
---------------------------------------------------------------------------------------------------------------
Steven J. Guttman.......        --              $ --          637,000      333,000       $--          $--
Howard S. Biel..........        --                --              --       300,000        --           --
Ron D. Kaplan...........        --                --          102,000      133,000        --           --
Cecily A. Ward..........        --                --           67,000       48,000        --           --
Donald C. Wood..........        --                --              --       350,000        --           --

--------
(1) Based on $18.8125 per Share closing price on the NYSE on December 31, 1999.

Report of the Compensation Committee on Executive Compensation

  In 1999, as in prior years, the Compensation Committee was responsible for determining the level of compensation paid to the Trust's executive officers, subject to the review and approval of the Board of Trustees. The Compensation Committee is comprised entirely of non-employee Trustees.

  Philosophy: The members of the Compensation Committee believe that the Trust's success is largely due to the efforts of its employees and, in particular, the leadership exercised by its executive officers. Therefore, the Compensation Committee believes that it is important to:

  . Adopt compensation programs that stress stock ownership and, thereby, tie long-term compensation to increases in shareholder value as evidenced by Trust Share price appreciation.

  . Adopt compensation programs that enhance the Trust's ability to attract and retain qualified executive officers while providing the financial motivation necessary to achieve continued high levels of Trust performance.

  . Provide a mix of cash and stock-based compensation programs that are competitive with a select group of successful real estate investment trusts and other successful national and regional firms that the members of the Compensation Committee believe are comparable to the Trust.

  . Adjust salary, bonuses and other compensation awards commensurate with overall corporate results.

  . Implement compensation programs that emphasize teamwork, pay-for-performance and overall corporate results.

  The Compensation Committee has traditionally retained a high degree of flexibility in structuring the Trust's compensation programs. This approach has allowed the Compensation Committee annually to evaluate subjectively and reward each executive officer's individual performance and contribution to the Trust's overall financial and operational success.

  Named Executive Officers (other than the Chief Executive Officer). Near the end of each year, or early in the following year, the Compensation Committee determines the salary to be paid to each executive officer during the subsequent year and the bonus to be paid for the current year for executive officers other than Ms. Ward, whose bonus is determined in accordance with the Incentive Compensation Plan, which is discussed below. Mr. Guttman assists the Compensation Committee by making recommendations concerning salaries and bonuses to be paid to executive officers, other than himself.

  Mr. Guttman's recommendations and the Committee's decisions are based upon their subjective evaluation of each executive officer's performance and responsibilities as they relate to certain "Performance Factors" including the increase in funds from operations ("FFO"), the financing transactions completed and the development, redevelopment and operation of the Trust's properties. The bonuses awarded by the Compensation Committee for 1999 consider the Trust's operating performance in 1999 as well as the market demand for the Trust's key employees. In recognition of the Trust's strong performance in 1999, the bonuses for executive officers for 1999 were generally higher than for 1998.

  In determining the executive officers' salary and bonus levels, the Compensation Committee also takes into account the total cash compensation paid to executive officers with similar positions in select successful real estate investment trusts and other national and regional companies that it concludes possess revenues, profitability and growth that are comparable to the Trust's (the "Survey Group"). Some of the companies in the Survey Group are included in the National Association of Real Estate Investment Trust equity index. The Compensation Committee's goal is to maintain the total compensation package for executive officers at a level which is competitive with the total compensation paid to executive officers of the companies in the Survey Group.

  In 1999, the Compensation Committee adopted a new Incentive Compensation Plan for most Trust employees other than the senior executive officers, aimed at increasing objectivity of the annual bonus awards by quantifying awards based on specific operational performance thresholds (including targets based on growth in FFO and regional net operating income) and the achievement of individual objectives. Pursuant to this Plan, Ms. Ward is eligible for a bonus of 30-50% of her base salary, depending upon the level of FFO growth per Share achieved by the Trust; the actual bonus is based 60% upon the attainment of Trust goals and 40% upon the attainment of individual goals. In accordance with the Incentive Compensation Plan, all Vice Presidents received 20% of their bonuses for 1999 in Shares vesting over a three-year period. In consideration for the vesting provision, they received Shares valued at 110% of the cash amount at date of grant. The Compensation Committee determined that Senior Vice Presidents, while not covered by the Incentive Compensation Plan, should receive 20% of their 1999 bonuses in Shares as well, on the same terms as those outlined in the Incentive Compensation Plan.

  Chief Executive Officer. As Chief Executive Officer, Mr. Guttman is compensated pursuant to his employment agreement discussed above and in accordance with the performance factors discussed earlier. Mr. Guttman's compensation package is comprised of:

 .  a base salary component commensurate with other non-founder chief executive officers in the region and industry
 .  an annual incentive bonus awarded at the discretion of the Board of
   Trustees which has historically approximated 40-60% of base pay
 . a long-term performance share component which vests based on FFO performance hurdles.

  In September 1997, the Compensation Committee approved a plan to link Mr. Guttman's compensation to shareholder value. The Compensation Committee approved a Stock in Lieu of Salary Plan and a Stock in Lieu of Bonus Plan pursuant to which Mr. Guttman may elect to forgo receipt of his salary and/or bonus in cash and receive instead the number of Shares equal to 133% of his salary and/or bonus amount divided by the closing price per Share as of December 31 of the previous year. To implement the Stock in Lieu of Salary and Bonus Plans, the Trust and Mr. Guttman entered into restricted share award agreements pursuant to which Mr. Guttman will receive (unless he elects otherwise) Shares in lieu of his salary for the years 1998 through 2002 and Shares in lieu of his bonus for the years 1997 through 2001. The terms of these agreements are described above in "Employment Agreements; Termination of Employment and Change in Control Arrangements." Mr. Guttman's salary for 1999 remained at its 1998 level of $475,000, and his salary for 2000 was increased to $500,000. Mr. Guttman elected to receive Shares in lieu of cash for his 1999 salary and 1998 bonus (cash award of $265,000) as well as his 2000 salary and 1999 bonus (cash award of $300,000). Pursuant to these elections and the applicable restricted share award agreements, a total of 41,660 Restricted Shares were awarded in January and February 1999 for his 1999 salary and 1998 bonus, and a total of 57,571 Restricted Shares were awarded in January and February 2000 for his 2000 salary and 1999 bonus.

  Also in September 1997, the Compensation Committee awarded Mr. Guttman a performance share award of 300,000 Shares effective January 1, 1998, as described above in "Employment Agreements; Termination of Employment and Change in Control Arrangements." Since growth in the Trust's FFO per Share exceeded 9% in 1999, 60,000 of Mr. Guttman's Performance Shares vested in accordance with the terms of his performance share award agreement. Mr. Guttman's performance share award agreement was amended in 2000 to provide that, for calendar years subsequent to 1999, the Performance Targets will be established annually by the Compensation Committee at the beginning of each year in order to better align the financial incentives under his performance share award agreement with successful execution of the Trust's business plan for that year.

  The Compensation Committee believes that the compensation arrangements described above will fulfill the objective of linking Mr. Guttman's long-term compensation directly and closely to increasing shareholder value. Increasing Mr. Guttman's equity ownership in the Trust will align his interests with shareholders' long-term interests because the value of Mr. Guttman's options and restricted share and performance awards over time will increase only as Share value increases.

  Amended and Restated 1993 Long-Term Incentive Plan. In 1997, the Compensation Committee, the Board of Trustees and the shareholders approved revisions to the Amended Plan to improve and modify its terms and to qualify the Amended Plan under the performance-based compensation exception to Section 162(m) of the Code.

  Deductibility of Executive Compensation in Excess of $1.0 Million. Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to an executive officer who is named in the Summary Compensation Table. Exceptions are made for qualified performance-based compensation, among other things. The Compensation Committee intends generally to structure its executive awards under the Amended Plan to take advantage of this Section 162(m) exception. However, the Committee does not believe that it is necessarily in the best interest of the Trust and its shareholders that all compensation meet the requirements of Section 162(m) for deductibility and the Committee may determine to award non-deductible compensation in such circumstances as it deems appropriate. Moreover, in light of the ambiguities and uncertainties under Section 162(m), no assurance can be given that compensation intended by the Trust to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

                                          Walter F. Loeb (Chairman)
                                          Kenneth D. Brody
                                          Mark S. Ordan

          Compensation Committee Interlocks and Insider Participation

  The Compensation Committee consists of Messrs. Brody, Loeb and Ordan. There are no Compensation Committee interlocks and no Trust employees serve on the Compensation Committee.

                            Stock Price Performance

  The following stock price performance chart compares the Trust's performance to the S&P 500 and the index of equity real estate investment trusts prepared by the National Association of Real Estate Investment Trusts ("NAREIT"). Equity real estate investment trusts are defined as those which derive more than 75% of their income from equity investments in real estate assets. The NAREIT equity index includes all tax qualified real estate investment trusts listed on the NYSE, American Stock Exchange or the NASDAQ National Market. Stock price performance for the past five years is not necessarily indicative of future results. All stock price performance includes the reinvestment of dividends.





                             STOCK PRICE PERFORMANCE

                  [STOCK PRICE PERFORMANCE CHART APPEARS HERE]

                             FRT        NAREIT        S&P
                           ------       ------      ------
         December 1994     100.00       100.00      100.00
         December 1995     116.45       115.27      137.43
         December 1996     149.47       155.92      168.98
         December 1997     151.04       187.51      225.37
         December 1998     148.89       154.69      289.78
         December 1999     128.81       147.54      350.72

                             CERTAIN TRANSACTIONS

  Pursuant to the terms of stock option plans, from 1984 through 1999 officers and key employees have exercised options and paid for some of the Shares by issuance of notes to the Trust. Notes accepted pursuant to the 1983 or 1985 stock option plans are for a term extending to the employee's or officer's retirement date with interest payable quarterly at the per annum rate that is either the lesser of (i) the Trust's current borrowing rate or (ii) the current indicated annual dividend rate on the Shares acquired pursuant to the option divided by the purchase price of such Shares. Notes accepted pursuant to the Amended Plan are for a period extending to the employee's or officer's retirement date with interest payable quarterly at the per annum rate that is the lesser of (i) the Trust's borrowing rate on the date of exercise or (ii) the indicated annual dividend rate on the date of exercise of the option divided by the option price of such Shares. The stock option notes are secured by the Shares, which will not be released until the notes are paid in full. Pursuant to the terms of a restricted stock agreement, Mr. Guttman borrowed $210,000, $105,000 of which was repaid in 1992. The remaining balance of $105,000 is payable on April 15, 2001, with no interest. The note is secured by 18,975 Shares.

  In 1991, the Trust accepted notes from Trust officers in connection with the 1991 Share Purchase Plan for $5,359,922. The current balance of the notes is $1,543,000. Up to 75% of the original principal balance of these loans may be forgiven by the Trust if certain conditions are met. In connection with the 1991 Share Purchase Plan, the Trust has loaned officers $947,000 with which to pay income taxes associated with the forgiveness. The interest rate on the share purchase loans and related tax loans is 9.39%. On January 1, 1994, the Trust lent Mr. Kaplan $1,000,000 to purchase 40,000 Shares. The current balance is $563,000 and he has been loaned $175,000 with which to pay income taxes associated with the forgiveness. Up to 75% of the original principal balance of the share purchase loan may be forgiven by the Trust if certain conditions are met. The interest rate on his share purchase loans and related tax loans is 6.24%.

  The Trust has loaned Mr. Guttman and Mr. Kaplan a total of $574,000 and $120,000, respectively, with which to pay income taxes associated with the vesting of Shares pursuant to their Performance Awards, and has loaned Mr. Kaplan a total of $175,000 with which to pay income taxes associated with the vesting of Shares pursuant to his Service Awards. The interest rate on such loans is 6.36%.

  The following table sets forth the indebtedness to the Trust of the officers as of March 24, 2000:

                                                            Maximum
                                                          Outstanding  Current
                                                            during     Balance
     Name                               Title                1999      of Notes
--------------------------------------------------------------------------------
  Steven J. Guttman......... President and Chief          $2,603,000  $2,950,000
                              Executive Officer
  Ron D. Kaplan............. Senior Vice President-        2,054,000   2,137,000
                              Capital Markets, Chief
                              Investment Officer
  Cecily A. Ward............ Vice President-Chief            124,000     107,000
                              Financial Officer and
                              Treasurer

  Mr. Samuel J. Gorlitz, who is one of the founders of the Trust and served as a Trustee until May 1999, was paid $120,000 in 1999 for consulting services pursuant to a retirement and consulting plan adopted in 1978. The plan provides for Mr. Gorlitz to provide consulting services to the Trust for an annual consultation fee of $120,000 until notice of retirement is given by either Mr. Gorlitz or the Trust, after which time Mr. Gorlitz will receive an annual retirement payment of $75,000 plus adjustments for changes in the Consumer Price Index occurring between June 1, 1988 and the date of Mr. Gorlitz's retirement. Thereafter, the retirement payment will be adjusted annually for changes in the Consumer Price Index, except that no annual adjustment may exceed 10%. Notice of retirement and termination of consulting services under the plan was given in September 1999, effective January 1, 2000. Consistent with the terms of the plan, Mr. Gorlitz will receive an annual retirement payment of $106,500 in 2000.

  From time to time the Trustees may actively engage on their own behalf and as agents for and advisors to others in real estate transactions, including development and financing. The Trustees have agreed that they will not acquire an interest in any property which meets the investment criteria of the Trust without first offering the property to the Trust.

  The Trust paid approximately $311,000 to Morgan Stanley Realty, Inc. in 1999 for investment banking services. Morgan Stanley Realty, Inc. is a wholly owned subsidiary of Morgan Stanley Dean Witter & Co., which has indicated that it is the beneficial owner of more than 5% of the Trust's Shares. See "Ownership of Shares by Certain Beneficial Owners" above.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Trustees and executive officers of the Trust are required by Section 16(a) of the Exchange Act to file reports of initial ownership and changes of ownership of the Trust's Shares with the Securities and Exchange Commission and with the New York Stock Exchange. To the Trust's best knowledge, based solely on review of copies of such reports furnished to the Trust and written representations that no other reports were required, the required filings of all such Trustees and executive officers were filed timely.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP has been selected as independent public accountants for the Trust for the current year, and examined the Trust's financial statements for the year ended December 31, 1999. On May 5, 1999, Grant Thornton LLP was dismissed and Arthur Andersen LLP was engaged as the principal independent public accountant for the Trust. The decision to change accountants was approved by the Board of Trustees upon the recommendation of the Audit Committee. The reports of Grant Thornton LLP on the financial statements of the Trust for the years ended December 31, 1997 and 1998 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified as to uncertainty, audit scope or accounting principles. During the Trust's fiscal years ended December 31, 1997 and 1998 and the subsequent interim period through May 5, 1999, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP, would have caused them to make reference thereto in their reports on the financial statements for those years. During the Trust's fiscal years ended December 31, 1997 and 1998 and the subsequent interim period through May 5, 1999, Arthur Andersen LLP was not engaged as an independent accountant to audit the Trust's financial statements, nor was it consulted regarding the application of the Trust's accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Trust's financial statements.

  A representative of Arthur Andersen LLP will be present at the Annual Meeting and will have the opportunity to make a statement and answer appropriate questions from shareholders.

                                 ANNUAL REPORT

  A COPY OF THE TRUST'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MAILED WITHOUT CHARGE TO SHAREHOLDERS UPON REQUEST. REQUESTS SHOULD BE ADDRESSED TO THE TRUST, 1626 EAST JEFFERSON STREET, ROCKVILLE, MARYLAND 20852, ATTENTION:
MS. KATHY KLEIN, VICE PRESIDENT--CORPORATE COMMUNICATIONS. THE FORM 10-K INCLUDES CERTAIN EXHIBITS, WHICH WILL BE PROVIDED ONLY UPON PAYMENT OF A FEE COVERING THE TRUST'S REASONABLE EXPENSES.

       SOLICITATION OF PROXIES, SHAREHOLDER PROPOSALS AND OTHER MATTERS

  The cost of this solicitation of proxies will be borne by the Trust. In addition to the use of the mails, Trust officials may solicit proxies in person and by telephone, telegraph or facsimile, and may request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of Shares.

  Proposals of shareholders intended to be presented at the 2001 Annual Meeting, including nominations for persons for election to the Board of Trustees, must be received by the Trust no later than November 27, 2000 to be considered for inclusion in the Trust's proxy statement and form of proxy relating to such meeting.

  The Trustees know of no other business to be presented at the Annual Meeting. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their discretion.

  You are urged to complete, sign, date and return your proxy promptly to make certain your Shares will be voted at the Annual Meeting. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States. If you prefer, you may vote either by telephone (1-800-PROXIES) or on the Internet (www.voteproxy.com) by following the instructions on your proxy card.

                                          For the Trustees,

                                          /s/ NANCY J. HERMAN

                                          Nancy J. Herman
                                          Vice President--General
                                          Counsel and Secretary

          YOUR PROXY IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES.
                            PLEASE SUBMIT IT TODAY.

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Shareholders
                        FEDERAL REALTY INVESTMENT TRUST

                                  May 3, 2000


 [down arrow]   Please Detach and Mail in the Envelope Provided   [down arrow]

--------------------------------------------------------------------------------

A [X] Please mark your
      votes as in this
      example.

This Proxy when properly executed will be voted as directed by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR"
PROPOSAL 1.

1. To elect the following Trustees for             FOR       WITHHELD
   terms expiring as set forth in the              [ ]          [ ]
   accompanying Proxy Statement.
                                               The Board of Trustees unanimously
   Nominees:  Kenneth D. Brody                 recommends a vote FOR the two
              Walter F. Loeb                   nominees.

   For all, except as otherwise indicated.

   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list.)

2. In their discretion, on any other matters properly coming before the meeting or any postponement or adjournment thereof.


SIGNATURE(S)                                             DATE
            -------------------------------------------      ----------------

            -------------------------------------------
NOTE: Please sign exactly as your name(s) appear(s) hereon. If the shares are held jointly each party must sign. If the shareholder named is a corporation, partnership or other association, please sign its name and add your own name and title. When signing as an attorney, executor, administrator, trustee, guardian or in any other representative capacity, please also give your full title or capacity.

                       ANNUAL MEETING OF SHAREHOLDERS of

                        FEDERAL REALTY INVESTMENT TRUST

                                  May 3, 2000

                        -------------------------------
                           PROXY VOTING INSTRUCTIONS
                        -------------------------------

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS  [right arrow]   [                  ]


 [down arrow]   Please Detach and Mail in the Envelope Provided   [down arrow]

--------------------------------------------------------------------------------

A [X] Please mark your
      votes as in this
      example.

This Proxy when properly executed will be voted as directed by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR"
PROPOSAL 1.

1. To elect the following Trustees for             FOR       WITHHELD
   terms expiring as set forth in the              [ ]          [ ]
   accompanying Proxy Statement.
                                               The Board of Trustees unanimously
   Nominees:  Kenneth D. Brody                 recommends a vote FOR the two
              Walter F. Loeb                   nominees.

   For all, except as otherwise indicated.

   (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list.)

2. In their discretion, on any other matters properly coming before the meeting or any postponement or adjournment thereof.


SIGNATURE(S)                                             DATE
            -------------------------------------------      ----------------

            -------------------------------------------
NOTE: Please sign exactly as your name(s) appear(s) hereon. If the shares are held jointly each party must sign. If the shareholder named is a corporation, partnership or other association, please sign its name and add your own name and title. When signing as an attorney, executor, administrator, trustee, guardian or in any other representative capacity, please also give your full title or capacity.

PROXY

                        FEDERAL REALTY INVESTMENT TRUST

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

    The undersigned, a shareholder of Federal Realty Investment Trust (the "Trust"), hereby constitutes and appoints RON D. KAPLAN and CECILY A. WARD, or either of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution in each of them, for and in the name of the undersigned, to vote and otherwise act at the Annual Meeting of Shareholders of the Trust to be held at Woodmont Country Club, 1201 Rockville Pike, Rockville, Maryland on Wednesday, May 3, 2000 at 10:00 a.m., or at any postponement or adjournment thereof, with respect to all of the Common Shares of Beneficial Interest of the Trust which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present, on the following matters.

   The undersigned hereby ratifies and confirms all that the aforesaid attorneys and proxies may do hereunder.

   The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and of the accompanying Proxy Statement and revokes any proxy previously given with respect to that Annual Meeting.

                        (To Be Signed on Reverse Side)
                                                                    -----------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    -----------